Rule 424(b)(2)
                                          Registration No. 33-48841 & 33-41236

PRICING SUPPLEMENT NO. 11 DATED SEPTEMBER 11, 1998

(To Prospectus Dated April 22, 1998, as supplemented by Prospectus Supplement Dated April 22, 1998)


                                CSX CORPORATION

                          Medium-Term Notes, Series B


Principal Amount:  $60,000,000          Redemption Terms (at option of CSX)
                   -----------             [X] Not redeemable prior to Stated
                                               Maturity
Issue Price (Dollar Amount and             [ ] Redeemable in accordance with the
Percentage of Principal Amount):               following terms:
$60,000,000; 100%
-----------------                       Repayment Terms (at option of the
                                        Holder):
Settlement Date (Issue Date):              [X] Not repayable prior to Stated
9/16/98                                         Maturity
-------                                    [ ] Repayable in accordance with the
                                               following terms:
Stated Maturity:  9/17/01
                  -------               Sinking Fund Provisions:
                                           [X} None
Type of Note:                              [ ] Applicable in accordance with the
   [X} Fixed Rate Note                         following terms
   [ ] Floating Rate Note
   [ ] Inverse Floating Rate Note       Specified Currency (U.S. dollars, unless
   [ ] Zero Coupon Note                 otherwise indicated):
   [ ] Foreign Currency Note                                 -------------------
   [ ] Indexed Note
                                        Agent:  Chase Securities Inc.
Form:                                           ---------------------
   [X] Book Entry
   [ ] Definitive                       Agent acting in capacity indicated
                                        below:
CUSIP No:  12641 L BQ 5                 [X] As Agent
           ------------                 [ ] As Principal

Interest Rate: 5.85%                    Agent's Commission:  $210,000
               -----                                         --------

Interest Payment Dates:  March 1        Net Proceeds to CSX:  $59,790,000
and September 1, commencing                                   -----------
3/1/99                                  Other:
------
                                                                 Rule 424(b)(2)
                                          Registration No. 33-48841 & 33-41236

PRICING SUPPLEMENT NO. 12 DATED SEPTEMBER 11, 1998

(To Prospectus Dated April 22, 1998, as supplemented by Prospectus Supplement Dated April 22, 1998)


                                CSX CORPORATION

                          Medium-Term Notes, Series B


Principal Amount:  $20,000,000          Redemption Terms (at option of CSX)
                   -----------             [X] Not redeemable prior to Stated
                                               Maturity
Issue Price (Dollar Amount and             [ ] Redeemable in accordance with the
Percentage of Principal Amount):               following terms:
$20,000,000; 100%
-----------------                       Repayment Terms (at option of the
                                        Holder):
Settlement Date (Issue Date):              [X] Not repayable prior to Stated
9/16/98                                         Maturity
-------                                    [ ] Repayable in accordance with the
                                               following terms:
Stated Maturity:  9/17/07
                  -------               Sinking Fund Provisions:
                                           [X} None
Type of Note:                              [ ] Applicable in accordance with the
   [X} Fixed Rate Note                         following terms
   [ ] Floating Rate Note
   [ ] Inverse Floating Rate Note       Specified Currency (U.S. dollars, unless
   [ ] Zero Coupon Note                 otherwise indicated):
   [ ] Foreign Currency Note                                 -------------------
   [ ] Indexed Note
                                        Agent:  Salomon Brothers
Form:                                           ----------------
   [X] Book Entry
   [ ] Definitive                       Agent acting in capacity indicated
                                        below:
CUSIP No:  12641 L BR 3                 [X] As Agent
           ------------                 [ ] As Principal

Interest Rate: 6.35%                    Agent's Commission:  $120,000
               -----                                         --------

Interest Payment Dates:  March 1        Net Proceeds to CSX:  $19,880,000
and September 1, commencing                                   -----------
3/1/99                                  Other:
------
                                                                 Rule 424(b)(2)
                                          Registration No. 33-48841 & 33-41236

PRICING SUPPLEMENT NO. 13 DATED SEPTEMBER 11, 1998

(To Prospectus Dated April 22, 1998, as supplemented by Prospectus Supplement Dated April 22, 1998)


                                CSX CORPORATION

                          Medium-Term Notes, Series B


Principal Amount:  $25,000,000          Redemption Terms (at option of CSX)
                   -----------             [X] Not redeemable prior to Stated
                                               Maturity
Issue Price (Dollar Amount and             [ ] Redeemable in accordance with the
Percentage of Principal Amount):               following terms:
$25,000,000; 100%
-----------------                       Repayment Terms (at option of the
                                        Holder):
Settlement Date (Issue Date):              [X] Not repayable prior to Stated
9/16/98                                         Maturity
-------                                    [ ] Repayable in accordance with the
                                               following terms:
Stated Maturity:  9/16/08
                  -------               Sinking Fund Provisions:
                                           [X} None
Type of Note:                              [ ] Applicable in accordance with the
   [X} Fixed Rate Note                         following terms
   [ ] Floating Rate Note
   [ ] Inverse Floating Rate Note       Specified Currency (U.S. dollars, unless
   [ ] Zero Coupon Note                 otherwise indicated):
   [ ] Foreign Currency Note                                 -------------------
   [ ] Indexed Note
                                        Agent:  Salomon Brothers
Form:                                           ----------------
   [X] Book Entry
   [ ] Definitive                       Agent acting in capacity indicated
                                        below:
CUSIP No:  12641 L BS 1                 [X] As Agent
           ------------                 [ ] As Principal

Interest Rate: 6.40%                    Agent's Commission:  $156,250
               -----                                         --------

Interest Payment Dates:  March 1        Net Proceeds to CSX:  $24,843,750
and September 1, commencing                                   -----------
3/1/99                                  Other:
------